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QUORUM HEALTH GROUP, INC. AND SUBSIDIARIES
EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE (UNAUDITED)

                                                   Three Months               Six Months
                                                 Ended December 31         Ended December 31
                                                --------------------      --------------------
                                                  1996        1995         1996          1995
                                                -------      -------      -------      -------
                                                    (In thousands, except per share data)
PRIMARY
Average shares outstanding                       48,766       47,927       48,731       47,884
Net effect of dilutive stock options based
    on the treasury stock method using
    average market price                          1,666        1,635        1,540        1,679
                                                -------      -------      -------      -------
      Totals                                     50,432       49,562       50,271       49,563
                                                =======      =======      =======      =======
Net income                                      $20,108      $16,873      $37,634      $31,453
                                                =======      =======      =======      =======
Net income per common share                     $  0.40      $  0.34      $  0.75      $  0.63
                                                =======      =======      =======      =======


FULLY DILUTED
Average shares outstanding                       48,766       47,927       48,731       47,884
Net effect of dilutive stock options based
   on the treasury stock method using
   the higher of ending or average market
   price                                          1,865        1,664        1,641        1,717
                                                -------      -------      -------      -------
       Totals                                    50,631       49,591       50,372       49,601
                                                =======      =======      =======      =======
Net income                                      $20,108      $16,873      $37,634      $31,453
                                                =======      =======      =======      =======
Net income per common share                     $  0.40      $  0.34      $  0.75      $  0.63
                                                =======      =======      =======      =======
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